SECURITIES PURCHASE AGREEMENT

                                   dated as of

                                February 28, 1997

                                     between

                          GST TELECOMMUNICATIONS, INC.

                                       and

                                OCEAN HORIZON SRL

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  DEFINITIONS....................................................1

                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

SECTION 2.01.  COMMITMENT TO PURCHASE.........................................5
SECTION 2.02.  THE CLOSING....................................................5

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                                  OF THE ISSUER

SECTION 3.01.  ORGANIZATION, STANDING; PERMITS, ETC...........................5
SECTION 3.02.  AUTHORIZATION; NON-CONTRAVENTION...............................6
SECTION 3.03.  BINDING EFFECT.................................................7
SECTION 3.04.  CAPITALIZATION AND VOTING RIGHTS...............................7
SECTION 3.05.  SUBSIDIARIES...................................................9
SECTION 3.06.  RELATED PARTY TRANSACTIONS.....................................9
SECTION 3.07.  REGISTRATION RIGHTS...........................................10
SECTION 3.08.  LITIGATION, PROCEEDINGS; NO DEFAULTS..........................10
SECTION 3.09.  RETURNS AND COMPLAINTS........................................11
SECTION 3.10.  DISCLOSURE....................................................11
SECTION 3.11.  FINANCIAL STATEMENTS..........................................12
SECTION 3.12.  COMPLIANCE WITH ERISA.........................................12
SECTION 3.13.  OFFERING......................................................14
SECTION 3.14.  INVESTMENT COMPANY; PUHCA.....................................14
SECTION 3.15.  GOVERNMENTAL REGULATION.......................................14
SECTION 3.16.  SOLICITATION; ACCESS TO INFORMATION...........................14
SECTION 3.17.  TAXES.........................................................14
SECTION 3.18.  ABSENCE OF CERTAIN CHANGES....................................15
SECTION 3.19.  PROPERTIES....................................................16
SECTION 3.20.  EMPLOYEES; EMPLOYEE COMPENSATION..............................16
SECTION 3.21.  NO UNDISCLOSED MATERIAL LIABILITIES...........................17
SECTION 3.22.  MATERIAL CONTRACTS............................................17
SECTION 3.23.  CERTAIN AGREEMENTS............................................18

SECTION 3.24.  ENVIRONMENTAL COMPLIANCE......................................18
SECTION 3.25.  INSURANCE.....................................................18
SECTION 3.26.  COMPLIANCE WITH LAWS..........................................19

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01.  ORGANIZATION..................................................19
SECTION 4.02.  AUTHORITY; NO OTHER ACTION....................................19
SECTION 4.03.  NON-CONTRAVENTION.............................................19
SECTION 4.04.  BINDING EFFECT................................................20
SECTION 4.05.  NO DEFAULTS...................................................20
SECTION 4.06.  PRIVATE PLACEMENT.............................................20

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

SECTION 5.01.  CONDITIONS TO THE PURCHASER'S OBLIGATIONS.....................21
SECTION 5.02.  CONDITIONS TO ISSUER'S OBLIGATIONS............................22

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.01.  NOTICES.......................................................23
SECTION 6.02.  NO WAIVERS; AMENDMENTS........................................23
SECTION 6.03.  INDEMNIFICATION...............................................23
SECTION 6.04.  SURVIVAL OF PROVISIONS........................................24
SECTION 6.05.  EXPENSES; DOCUMENTARY TAXES...................................24
SECTION 6.06.  SUCCESSORS AND ASSIGNS........................................25
SECTION 6.07.  NEW YORK LAW..................................................25
SECTION 6.08.  COUNTERPARTS; EFFECTIVENESS...................................25
SECTION 6.09.  ENTIRE AGREEMENT..............................................25
SECTION 6.10.  AMENDMENT OF SERIES A PREFERRED SHARES........................25

                                    SCHEDULES

         Schedule 3.04(a)           Voting Agreements
         Schedule 3.04(b)           Voting Agreements
         Schedule 3.05(a)           Subsidiaries
         Schedule 3.05(c)           Subsidiaries
         Schedule 3.05(d)           Subsidiaries
         Schedule 3.06              Related Party Transactions
         Schedule 3.07              Registration Rights
         Schedule 3.09              Returns and Complaints
         Schedule 3.18(f)
         Schedule 3.19              Liens
         Schedule 3.20              Employees; Employee Compensation
         Schedule 3.23              Certain Agreements

                                    EXHIBITS

         Exhibit A         -        Form of Series A Preference Shares
         Exhibit B         -        Form of Securityholders Agreement
         Exhibit C-1       -        Form of Opinion of Issuer's Canadian Counsel
         Exhibit C-2       -        Form of Opinion of Issuer's U.S. Counsel
         Exhibit C-3       -        Form of Opinion of Issuer's General Counsel
         Exhibit D         -        Articles
         Exhibit E         -        Amendment to the Articles
         Exhibit F         -        Bylaws

                          SECURITIES PURCHASE AGREEMENT

         AGREEMENT dated as of February 28, 1997 between GST Telecommunications, Inc., a Canadian corporation (the "ISSUER"), and OCEAN HORIZON SRL, a society with restricted liability formed under the laws of Barbados (the "PURCHASER").

         The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" has the meaning given it in the Amendment to the Articles.

         "AMENDMENT TO THE ARTICLES" means the amendment to the Articles creating the Series A Preference Shares in the form attached as Exhibit E hereto.

         "ARTICLES" means the Articles of Incorporation of the Issuer in the form attached as Exhibit D hereto as amended by the Amendment to the Articles in the form attached as Exhibit E hereto.

         "BALANCE SHEET" means the consolidated balance sheet of the Issuer and its Consolidated Subsidiaries as of September 30, 1996 referred to in Section 3.11.

         "BALANCE SHEET DATE" means September 30, 1996.

         "BYLAWS" means the Bylaws of the Issuer in the form attached as Exhibit F hereto.

         "CHANGE OF CONTROL" means a "Change of Control" as defined in the Amendment to the Articles.

         "COMMON SHARES" means the Common Shares, no par value, of the Issuer.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Issuer in its consolidated financial statements if such statements were prepared as of such date.

         "CONVERTIBLE NOTES" means the 13 7/8% Convertible Senior Subordinated Discount Notes due 2005 issued by GST USA, Inc., a wholly owned subsidiary of the Issuer, and guaranteed by the Issuer.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

         "HOLDER" means any registered holder of Series A Preference Shares or Series A Common Shares.

         "INDEBTEDNESS" has the meaning given it in Article I, Section 1.01 of the Indenture.

         "INDENTURE" means that certain Indenture dated as of December 19, 1995 among the Issuer, as guarantor, GST USA, Inc., a Delaware corporation and a wholly owned subsidiary of the Issuer, as issuer, and United States Trust Company of New York, as trustee, as in effect on the Closing Date, pursuant to which GST USA, Inc. issued its 137/8% Senior Discount Notes due 2005, guaranteed by the Issuer.

         "ISSUER 10-K" means the Issuer's annual report on Form 10-K for the fiscal year ended September 30, 1996, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

         "ISSUER 10-Q" means the Issuer's quarterly report on Form 10-Q for the quarter ended December 31, 1996, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to any Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, financial condition, results of operations or prospects of the Issuer and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, business, assets, results of operations of the Issuer and its Subsidiaries taken as a whole.

         "PERMITTED LIENS" means any Lien permitted by Section 4.09 of the Indenture.

         "PERSON" means an individual, general partnership, limited partnership, corporation, trust, joint stock company, association, joint venture or any other entity or organization, whether or not legal entities, including a government or political subdivision or an agency or instrumentality thereof.

         "REGULATION D" means Regulation D under the Securities Act, as amended.

         "SECURITIES" means the Series A Preference Shares to be issued by the Issuer to the Purchaser on the Closing Date.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time or any successor statute.

         "SECURITYHOLDERS AGREEMENT" means the Securityholders Agreement to be entered into among the Issuer and the Purchaser on or prior to the Closing Date, substantially in the form attached as Exhibit B hereto.

         "SERIES A COMMON SHARES" means the Common Shares issued or issuable upon conversion of the Series A Preference Shares, any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of, such Common Shares and any other interest in the Issuer that has been or may be acquired upon the conversion of the Series A Preference Shares and Common Shares issuable pursuant to Section 4.4 of the Securityholders Agreement.

         "SERIES A PREFERENCE SHARES" means the Issuer's Series A Preference Shares, no par value, having the rights and privileges set forth in the Amendment to the Articles.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "TAX" (and with correlative meaning, "TAXES") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Issuer or any of its Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount due from, or in respect of the Issuer or any of its Subsidiaries, as the case may be, imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of the Issuer or any of its Subsidiaries for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Issuer or any of its Subsidiaries for payment of such amounts was determined or taken into account with reference to the liability of any other person for any Pre-Closing Tax Period, and (iii) liability of the Issuer or any of its Subsidiaries for the payments of any amounts as a result of being party to any tax sharing agreement or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

         "TRANSFER" means any transfer, in whole or in party, by sale, pledge assignment or other means.

         (b) Each of the following terms is defined in the Section opposite such term:

                  TERM                                        SECTION

                  Benefit Arrangement                         3.16
                  Closing                                     2.02
                  Closing Date                                2.02
                  Code                                        3.16
                  Damages                                     7.03
                  ERISA                                       3.16
                  ERISA Group                                 3.16
                  Hazardous Substance                         3.24
                  Indemnified Person                          7.03
                  Issuer Indemnified Person                   7.03
                  Multiemployer Plan                          3.16
                  Plan                                        3.16
                  Pre-Closing Tax Period                      3.17
                  Purchase Price                              2.01
                  Returns                                     3.17

                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

         SECTION 2.01. COMMITMENT TO PURCHASE. Subject to the terms and conditions hereinafter stated, upon the basis of the representations and warranties herein contained of the Purchaser, the Issuer agrees to issue and sell to the Purchaser and, upon the basis of the representations and warranties herein contained of the Issuer, the Purchaser agrees, severally but not jointly, to purchase from the Issuer, the Securities specified below the name of the Purchaser on the signature pages hereof for an amount, in immediately available funds, equal to the aggregate purchase price (the "PURCHASE PRICE") specified below the name of the Purchaser on the signature pages hereof.

         SECTION 2.02. THE CLOSING. (a) The purchase and sale of the Securities (the "CLOSING") shall take place at the offices of Davis Polk & Wardwell at 10:00 a.m. on the date hereof or on such other date and at such other location as the Issuer and the Purchaser shall agree. The date and time of closing are referred to herein as the "CLOSING DATE".

         (b) At the Closing, the Purchaser shall deliver to the Issuer, by wire transfer (of immediately available funds in U.S. dollars) to an account designated by the Issuer, the Purchase Price.

         (c) At the Closing, the Issuer shall deliver to the Purchaser, against payment of the Purchase Price, certificates evidencing the Securities in definitive form and registered in the name of the Purchaser.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                                  OF THE ISSUER

         The Issuer represents and warrants to the Purchaser as follows as of the Closing Date:

         SECTION 3.01. ORGANIZATION, STANDING; PERMITS, ETC. (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has all corporate powers and all material governmental licenses, authorizations, consents, approvals and permits ("ISSUER PERMITS") required to carry on its business as conducted to date. The Articles and Bylaws are true and complete copies of the Articles of Incorporation and bylaws of the Issuer that will be in effect immediately following the Closing.

         (b) Each of the Issuer's Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals ("SUBSIDIARY PERMITS") required to carry on its business as now conducted.

         (c) All of the Issuer Permits and Subsidiary Permits (collectively, "PERMITS") are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement, the Securityholders Agreement or the Securities, and there has been no notification to the Issuer or any Subsidiary that any party to, or issuer of, any such Permit intends to cancel or not renew such Permit beyond its expiration date as in effect on the date hereof.

         SECTION 3.02. AUTHORIZATION; NON-CONTRAVENTION. (a) The execution, delivery and performance by the Issuer of each of this Agreement and the Securityholders Agreement and the issuance, delivery and performance by the Issuer of the Securities are within the Issuer's corporate powers, have been duly authorized by all necessary corporate (including shareholder) action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the Amendment to the Articles with the Director, Corporations Branch, Industry Canada) and do not (i) contravene or constitute a default under or violation of any provision of any applicable law or regulation, judgment, injunction, order or decree binding upon or applicable to the Issuer or any of its Subsidiaries, (ii) contravene or constitute a default under the Articles or Bylaws or the Articles or bylaws of any Subsidiary of the Issuer, (iii) require any consent, approval or other action by any other Person or constitute a default under or violation of or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Issuer or any Subsidiary or to a loss of any benefit to which the Issuer or any Subsidiary is entitled under any material agreement or other instrument binding upon the Issuer or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Issuer or any of its Subsidiaries. Neither the Issuer nor any of its Subsidiaries is party to any agreement or subject to any law or regulation, judgment, injunction, order or decree which limits the ability of the Issuer to issue and sell its shares or to use the proceeds of such sales and sales of shares of Subsidiaries (to the extent that the sale of shares of such Subsidiaries is not prohibited) to redeem the Series A Preference Shares.

         (b) The Vancouver Stock Exchange ("VSE") has agreed to list 15,000,000 of the Series A Common Shares, subject to official notice of issuance and that the balance of the Series A Common Shares will be listed upon the requst of the Issuer upon payment of the applicable fee and filing of an application without a requirement for a shareholder vote. As of the date hereof, the American Stock Exchange ("AMEX") has agreed to list

4,234,208 of the Series A Common Shares. A simple majority vote of all holders of Common Shares then outstanding is the only vote required to approve the issuance of the Series A Common Shares to obtain the listing of such shares on the AMEX.

         SECTION 3.03. BINDING EFFECT. Each of this Agreement and the Securityholders Agreement constitutes a valid and binding agreement of the Issuer, and the Securities, when issued and delivered by the Issuer in accordance with this Agreement, shall constitute a valid and binding obligation of the Issuer.

         SECTION 3.04. CAPITALIZATION AND VOTING RIGHTS. (a) As of the Closing Date and giving effect to the purchase of the Securities, the authorized capital shares of the Issuer will consist of (i) an unlimited number of Common Shares, of which 25,550,815 shares will be issued and outstanding and (ii) 10,000,000 Preference Shares, no par value, per share, of which 500 shares designated pursuant to the Amendment to the Articles as the Series A Preference Shares will be issued and outstanding. Of the 25,550,815 Common Shares issued and outstanding, (i) 750,000 Common Shares are held in escrow pursuant to an escrow agreement with the Vancouver Stock Exchange, (ii) 130,000 Common Shares are held in escrow for the former shareholders of Call America Business Communications Corporation pursuant to the Agreement and Plan of Merger dated September 26, 1996, and amended by Amendment No. 1 dated as of December 26, 1996 and (iii) 80,232 Common Shares are held in escrow for the former shareholders of TotalNet Communications, Inc., pursuant to the Agreement and Plan of Merger dated September 27, 1996. As of the Closing Date, all of such issued and outstanding capital shares of the Issuer will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive or other similar rights.

         As of the  Closing  Date  and  giving  effect  to the  purchase  of the
Securities, there will be issued and outstanding (i) warrants to purchase 296,155 Common Shares granted to Tomen America, Inc., 125,000 of which shall expire on April 26, 1997 and 171,155 of which shall expire on May 23, 1998, (ii) warrants to purchase 50,000 Common Shares granted to Dillon, Read & Co. Inc. expiring on April 29, 1999, (iii) warrants to purchase 300,000 Common Shares granted to Stephen Irwin expiring on September 30, 2000, (iv) 500 Series A Preference Shares convertible into a maximum of 14,759,197 Common Shares in accordance with Section 5(a) of the Amendment to the Articles, (v) U.S.$39,056,000 aggregate principal amount of Convertible Notes convertible into 3,098,109 Common Shares, (vi) 1,000,000 warrants to purchase 1,000,000 Common Shares issued to holders of the Special Warrants issued on Septemer 23, 1996 and
(vii) 3,013,400 options to purchase Common Shares issued to employees and directors pursuant to the following share incentive plans: general issuances not pursuant to a plan (387,775), 1995 Stock Option Plan (1,154,077), 1996 Stock Option Plan (178,548), Senior Operating Officer Plan (693,000) and Senior executive Officer Plan (600,000) (collectively, "RIGHTS TO PURCHASE COMMON SHARES").

         As of the Closing Date, the Issuer will be committed to issue (i) a maximum of 114,489 Common Shares to former shareholders of Call America Business Communications Corporation, a California corporation on July 5, 1997, pursuant to the Agreement and Plan of Merger dated September 26, 1996 and amended by Amendment No. 1 dated December 26, 1996, (ii) Common Shares having the value of $1,500,000 to Cable & Wireless Holdings, Inc. on October 1, 1999, pursuant to the Stockholders Agreement dated December 12, 1996, (iii) a minimum of 174,906 shares and a maximum of 458,459 Common Shares to former shareholders of TotalNet Communications, Inc., pursuant to the Agreement and Plan of Merger dated September 27, 1996, (iv) Common Shares having the value of $1,813,000 to the former shareholders of Tri-Star Residential Communications Corp., a Washington Corporation, pursuant to the Stock Purchase Agreement dated September 4, 1996, and (v) 22,000 Common Shares to former shareholders and employees of Reservations Inc. d/b/a Hawaii on Line pursuant to the Purchase Agreement and Plan of Reorganization dated February 29, 1996 (collectively, "COMMITMENTS TO ISSUE COMMON SHARES").

         As of the Closing Date and giving effect to the purchase of the Securities, (i) 21,016,861 Common Shares will be reserved for issuance pursuant to the Rights to Purchase Common Shares and Commitments to Issue Common Shares, including, 14,759,197 Common Shares reserved for issuance pursuant to conversion of the Series A Preference Shares and (ii) 3,013,400 Common Shares will be reserved for issuance pursuant to the exercise of options or other rights granted or to be granted to employees and other non-employees associated with the Issuer's business under the terms of the Issuer's stock incentive plans.

         The issuance of the Securities will not cause an adjustment to the number of Common Shares which are issuable pursuant to any outstanding warrant, right, option or commitment to issue Common Shares or any security convertible into or exchangeable for Common Shares.

         All Common Shares to be issued pursuant to the Rights to Purchase Common Shares and Commitments to Issue Common Shares, including shares issuable upon conversion of the Series A Preference Shares, will be duly authorized, and upon issuance of such shares in accordance with the terms of such securities or agreements, as applicable, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or other similar rights.

         Except as set forth in this Section 3.04(a), on the Closing Date and after giving effect to the purchase of the Securities, there will be outstanding no security of the Issuer and no security convertible into or exchangeable for, or options, warrants or other rights to acquire from the Issuer, or other obligations of the Issuer to issue, directly or indirectly any capital shares of the Issuer.

         (b) Except as set forth in Schedule 3.04(b), the Issuer is not a party or subject to any agreement or understanding that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of the Issuer.

         (c) The outstanding Common Shares, have been issued, and all outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), convertible securities or agreements for the purchase or acquisition from the Issuer of any Common Shares have been granted, in accordance with the registration or qualification provisions of the Securities Act and in accordance with all applicable provincial securities legislation and any relevant state or provincial securities laws or pursuant to valid exemptions therefrom.

         SECTION 3.05. SUBSIDIARIES. (a) Set forth on Schedule 3.05(a) hereto is a complete and accurate list of all Subsidiaries of the Issuer, showing (as to each such Subsidiary) the legal name thereof, the jurisdiction of its incorporation, the number of shares of each class of capital shares authorized, and the number outstanding, on such date and the percentage of the outstanding shares of each such class owned, directly or indirectly, by the Issuer and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights as of such date. Except as set forth on Schedule 3.05(a), on the Closing Date and after giving effect to the purchase of the Securities, there will be outstanding no security of the Issuer or any Subsidiary and no security convertible into or exchangeable for, or options, warrants or other rights to acquire from the Issuer or any Subsidiary, or other obligations of the Issuer or any Subsidiary to issue, directly or indirectly any shares of capital shares of any Subsidiary of the Issuer.

         (b) All of the outstanding shares of share capital of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Issuer and/or one or more of its Subsidiaries free and clear of all Liens.

         (c) Except as set forth on Schedule 3.05(c), no Subsidiary is a party, or otherwise is subject to any legal restriction or any agreement restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Issuer or any of its Subsidiaries that owns outstanding capital shares of (or other ownership or profit interests in) such Subsidiary.

         (d) Except for the Subsidiaries identified in Schedule 3.05(a) and as set forth in Schedule 3.05(d), the Issuer does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and the Issuer is not a participant in any joint venture, partnership, or similar arrangement.

         SECTION 3.06. RELATED PARTY TRANSACTIONS. Except as disclosed in the Issuer 10-K, (i) no Affiliate of the Issuer is indebted to the Issuer, nor is the Issuer indebted (or committed to make loans or extend or guarantee credit) to any of them; (ii) to the best of the Issuer's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Issuer is affiliated or with which the Issuer has a business relationship, or any firm or corporation that competes with the Issuer, except that one or more of such persons, individually or with others, may own up to five percent (5%) of the publicly traded stock of companies that may compete with the Issuer; (iii) to the best of the Issuer's knowledge, no Affiliate is, directly or indirectly, interested in any contract with the Issuer and (iv) neither the Issuer nor any of its Subsidiaries is party to any transaction with any Affiliate of any of them (other than transactions between the Issuer and its Subsidiaries or between Subsidiaries) other than as permitted by clauses (i) through (iii). Schedule
3.06 is a true and complete list of all agreements, arrangements or understandings between the Issuer and its Subsidiaries and any Affiliate of the Issuer or any of its Subsidiaries, except for agreements, arrangements or understandings the Issuer filed as Exhibits to the Issuer 10-K or Proxy Statement for the 1997 Annual General Meeting.

         SECTION 3.07. REGISTRATION RIGHTS. Except as set forth in Schedule 3.07, the Issuer is not obligated to register under the Securities Act or Canadian Securities Act any of its currently outstanding securities or any of its securities that may be issued after the date hereof.

         SECTION 3.08. LITIGATION, PROCEEDINGS; NO DEFAULTS. (a) There is no action, suit or proceeding pending or, to the best knowledge of the Issuer, threatened against or affecting the Issuer or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision that could (individually or in the aggregate) result in a Material Adverse Effect or result in any material change in the current equity ownership of the Issuer, or which in any manner draws into question the validity of this Agreement, the Securityholders Agreement, the Securities or any of the transactions contemplated hereby or thereby. The foregoing includes, without limitation, any such action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Issuer's employees, such employees' use in connection with the Issuer's business of any information or techniques allegedly proprietary to any of such employees' former employers, the obligations of any of the Issuer's employees under any agreements with the prior employers of such employees, or negotiations by the Issuer with potential backers of, or investors in, the Issuer or its proposed business.

         (b) The Issuer is not in violation of its Articles or Bylaws nor in violation of, or in default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, which violation or default (i) would affect the validity of this Agreement, the Securityholders Agreement, the Securities, (ii) would (individually or in the aggregate) impair the ability of the Issuer to perform its obligations under this Agreement, the Securityholders Agreement or the

Securities or (iii) could have, or could reasonably be expected to have, a Material Adverse Effect.

         SECTION 3.09. RETURNS AND COMPLAINTS. Except as set forth in Schedule 3.09, the Issuer has received no complaints from any customer which accounted for over $250,000 of revenues for the fiscal year ended September 30, 1996, concerning alleged defects in its products or services (or the design thereof), and there has been no notification that such customers intend to discontinue or materially decrease their use or purchase of such products and services.

         SECTION 3.10. DISCLOSURE. (a) The Issuer has provided the Purchaser with access to all the information reasonably available to it that the Purchaser has requested for determining whether to purchase the Securities. Neither this Agreement nor any other written statements or certificates made or delivered by the Issuer to the Purchaser in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein and therein not misleading. The consolidated projections and 1997 Annual Budget of the Issuer and its Subsidiaries previously delivered to the Purchaser were prepared in good faith on the basis of the assumptions stated therein, which assumptions management believed in good faith to be reasonable in light of the conditions existing at the time of delivery of such projections and budget, and represented, at the time of delivery, the Issuer's best estimate of its future financial performance and expenditures, although the actual results and expenditures during the period or periods covered by such projections and budget may differ from the projected results and expenditures.

         (b) The copy of the minute books of the Issuer provided to the Purchaser's counsel prior to the Closing Date contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders from January 1, 1994 to the date hereof (except for minutes of the meetings of the directors since January 1, 1997 which are in draft form, and subject to the directors approval at its next meeting) and accurately reflects in all respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

         (c) The Issuer has delivered to the Purchaser (i) the annual reports on Form 20-F for its fiscal years ended September 30, 1994 and 1995 and the annual report on Form 10-K for its fiscal year ended September 30, 1996, (ii) its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 1996,
(iii) its proxy and information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Issuer held since January 1, 1994, and (iv) all of its other reports, statements, schedules prospectuses and registration statements filed with the U.S. Securities and Exchange Commission (the "COMMISSION") or any of the Canadian provincial securities commissions (the "CANADIAN COMMISSIONS") since January 1, 1996.

         (d) As of its filing date, each such report or statement and all other reports, statements, schedules prospectuses and registration statements filed with the Commission or any of the Canadian Commissions since January 1, 1994 but before January 1, 1996 ("OTHER FILINGS") filed pursuant to the Exchange Act or the applicable provincial securities laws did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (e) Each such report or statement, and all Other Filings as amended or supplemented, if applicable, filed pursuant to the Securities Act or applicable provincial securities laws as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 3.11. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Issuer included in its annual reports on Forms 20-F and 10-K and the quarterly report on Form 10-Q referred to in Section 3.10(c) fairly present, with respect to the annual report on Form 20-F for the fiscal year ended September 30, 1994, in conformity with Canadian generally accepted accounting principles as reconciled with United States generally accepted accounting principles, and with respect to the annual reports on Forms 20-F and 10-K for the fiscal years ended September 30, 1995 and 1996, respectively and the quarterly report on Form 10-Q, in conformity with U.S. generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         SECTION  3.12.  COMPLIANCE  WITH  ERISA.  (a) For the  purposes of this
Section 3.12, the following terms shall have the following meanings:

                  "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "ERISA GROUP" means the Issuer and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer, are treated as a single employer under Section 414 of the Code.

                  "INTERNATIONAL PLAN" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or arrangement or contract providing for that (i) is not a Plan or a Benefit Arrangement and (ii) is maintained, or contributed to, by any member of the ERISA Group.

                  "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person that ceased to be a member of the ERISA Group during such five-year period.

                  "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         (b) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and the Internal Revenue Code (the "CODE") or their foreign equivalent with respect to each Plan and International Plan, as applicable, and is in compliance with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of its functions under ERISA) for premiums under Section 4007 of ERISA. Neither the Issuer nor any of its Subsidiaries has made any contributions to a Multiemployer Plan or a Plan. No member or former member of the ERISA Group has within the last five years engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. Each Benefit Arrangement that is intended to qualify under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption. Each Benefit Arrangement and International Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable U.S. and non-U.S. statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code.

         SECTION 3.13. OFFERING. Assuming the accuracy of the representations set forth in Article IV hereof, the offer, sale and issuance of the Securities to the Purchaser at the Closing as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the prospectus requirements of all applicable provincial securities laws.

         SECTION 3.14. INVESTMENT COMPANY; PUHCA. (a) The Issuer is not, and after giving effect to the sale and issuance of the Securities, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (b) Neither the Issuer nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" (each within the meaning of the Public Utility Holding Company Act of 1935, as amended).

         SECTION 3.15. GOVERNMENTAL REGULATION. Except as required pursuant to the Securities Act, the Exchange Act and state or Canadian provincial securities laws, the Issuer is not subject to any U.S. federal, Canadian federal, state or provincial law or regulation limiting its ability to issue and perform its obligations under the terms of the Securities.

         SECTION 3.16. SOLICITATION; ACCESS TO INFORMATION. No form of general solicitation or general advertising was used by the Issuer or, to the best of its knowledge, any other Person acting on its behalf, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Issuer nor any Person acting on behalf of the Issuer has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or any other similar security of the Issuer except as contemplated by this Agreement.

         SECTION 3.17. TAXES. (a) The Issuer and each of its Subsidiaries: (i) has filed or will file, in accordance with all applicable laws, all Tax (as defined below) returns, statements, reports and forms (collectively, the "RETURNS") required to be filed with any Taxing Authority (as defined below) on or before the Closing Date (taking into account any extension of a required filing date) with respect to any Tax period ending on or before the Closing Date ("PRE-CLOSING TAX PERIOD"); (ii) will file all other Returns required to be filed when due (taking into account any extension of a required filing date);
(iii) has timely paid all Taxes shown as due and payable on the Returns that have been filed; (iv) has not been a member of an affiliated, consolidated, combined or unitary group other than one of which the Issuer was the common parent; and (v) is not currently under any contractual obligation to pay any amounts of the type described in clause
(ii) or (iii) of the definition of "Tax". The Issuer represents further that (x) the charges, accruals and reserves for Taxes reflected on its Balance Sheet (excluding any provision for deferred income taxes) are adequate to cover the Tax liabilities accruing through the date thereof; and (y) there is no action, suit, proceeding, investigation, audit or claim pending or, to the knowledge of the Issuer, threatened against or with respect to it in respect of any Tax.

         (b) The Issuer does not have any accumulated or current earnings and profits within the meaning of U.S. federal income tax principles.

         (c) The Issuer is not, and after giving effect to the sale and issuance of the Securities, will not be, a passive foreign investment company within the meaning of Section 1296 of the Internal Revenue Code of 1986, as amended.

         SECTION 3.18. ABSENCE OF CERTAIN CHANGES. Except as expressly contemplated in this Agreement, since the Balance Sheet Date, the Issuer and its Subsidiaries have conducted their businesses in the ordinary course consistent with past practices and there has not been:

                  (a)  any   event,   occurrence,   development   or   state  of
         circumstances or facts which has resulted in or could reasonably be expected to result in a Material Adverse Change provided that an operating loss not in excess of $28,000,000 through the date hereof shall not be deemed to be a Material Adverse Change;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital shares of the Issuer, or any repurchase, redemption or other acquisition by the Issuer or any of its Subsidiaries of any outstanding shares of capital shares or other securities of (including options to purchase capital shares), or other ownership interests in, the Issuer or any of its Subsidiaries;

                  (c) any amendment of any term of any outstanding security of the Issuer or any of its Subsidiaries;

                  (d) any incurrence, assumption or guarantee by the Issuer or any of its Subsidiaries of any Indebtedness, net of Indebtedness repaid during such period, in excess of $35,000,000;

                  (e) any creation or assumption by the Issuer or any of its Subsidiaries of any Lien on any asset other than in the ordinary course of business consistent with past practices and other than Permitted Liens;

                  (f) other than temporary investments of cash in the ordinary course of business, any making by the Issuer or any of its Subsidiaries of any loan, advance or capital contributions to or investment in any Person, including those Persons listed on Schedule 3.18(f) hereto, other than the Issuer or any of its wholly-owned Subsidiaries.

                  (g) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Issuer or any of its Subsidiaries;

                  (h)  any  material  transaction  or  commitment  made,  or any contract  or  agreement  entered  into,  by  the  Issuer  or any of its
         Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Issuer or any of its Subsidiaries of any contract or other right, other than in the ordinary course of business;

                  (i) any change in any method of accounting or accounting practice by the Issuer or any of its Subsidiaries;

                  (j) any cancellation of any material licenses, sublicenses, franchises, permits or agreements to which the Issuer or any Subsidiary is a party, or any notification to the Issuer or any Subsidiary that any party to any such material arrangements intends to cancel or not renew such arrangements beyond its expiration date as in effect on the date hereof; or

                  (k) except for entering into the agreements listed on Schedule 3.18(k) hereto and the prepayment for services from those persons listed on Schedule 3.18(f) hereto for the purchase price described therein, any transaction, agreement, arrangement or understanding entered into, or payment made to, those persons listed on Schedule 3.18(f) hereto.

         SECTION 3.19. PROPERTIES. The Issuer and its Subsidiaries have good and marketable title to, or in the case of leased property have valid leasehold interests in, all material property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for inventory sold since the Balance Sheet Date in the ordinary course of business consistent with past practices. None of such material properties or assets is subject to any Liens, except (i) Liens disclosed or provided for on the Balance Sheet, (ii) Liens in existence on the date hereof and listed in Schedule 3.19 hereto or (iii) Permitted Liens.

         SECTION 3.20. EMPLOYEES; EMPLOYEE COMPENSATION.  Except as set forth in
Schedule 3.20, to the best of the Issuer's knowledge, (i) there is no strike or labor dispute or union organization activities pending or threatened between it and its employees; (ii) none of the Issuer's employees belongs to any union or collective bargaining unit; (iii) the Issuer has complied with all applicable U.S. federal, Canadian federal, state and provincial equal opportunity and other laws related to employment; (iv) no employee of the Issuer is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Issuer or any other party because of the nature of the business conducted or to be conducted by the Issuer or to the use by the employee of his best efforts with respect to such business; and (v) no officer or key employee, or any group of key employees, intends to terminate their employment with the Issuer, nor does the Issuer have a present intention to terminate the employment of any of the foregoing. Except as disclosed in its filings filed with the Commission or set forth in Schedule 3.20, the Issuer is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Issuer not covered by an employment contract is terminable at the will of the Issuer.

         SECTION 3.21. NO UNDISCLOSED MATERIAL LIABILITIES. There is no liability of the Issuer or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) liabilities disclosed or provided for in the Balance Sheet, and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date which in the aggregate would not have a Material Adverse Effect.

         SECTION 3.22. MATERIAL CONTRACTS. (a) Except for agreements, contracts, plans, leases, arrangements or commitments included as exhibits to the Issuer l0-K, neither the Issuer nor any of its Subsidiaries is a party to or subject to any agreements, contracts, plans, leases, arrangements or commitments that (i) are material to its business, assets, financial condition or operations, (ii) provide for the purchase of materials, supplies, goods, services, equipment or other assets other than in the ordinary course of business, (iii) involve any partnership, joint venture or other similar arrangement or (iv) restrict the Issuer or any Subsidiary from engaging in or competing in any line of business or with any Person or in any geographic area.

         (b) Each agreement,  contract,  plan, lease, arrangement and commitment disclosed or required to be disclosed pursuant to clause (a) above is a valid and binding agreement of the Issuer or a Subsidiary of the Issuer and is in full force and effect, and neither the Issuer, any of its Subsidiaries nor, to the knowledge of the Issuer, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

         SECTION 3.23. CERTAIN AGREEMENTS. Attached hereto as Schedule 3.23 are complete and accurate copies of all agreements, arrangements and understandings the Issuer has with, or relating to, those Persons listed on Schedule 3.18(f) hereto. None of such agreements, arrangements or understandings require the Issuer or any of its Subsidiaries to pay any amount (in cash or other property) to, to loan or advance any amount to, make any investment in or capital contribution to, or pay or guarantee any obligation of, such Persons.

         SECTION 3.24. ENVIRONMENTAL COMPLIANCE. (a) No notice, demand, order or request for information has been issued, no complaint has been filed, no penalty has been assessed and no investigation, claim, action, suit, proceeding or review is pending, or to the Issuer's knowledge, threatened by any governmental or other entity with respect to (i) any alleged violation of, or liability under, any U.S. federal, Canadian federal, state, provincial or local law, treaty, regulation, judicial decision, rule, order or any governmental restriction relating to human health and safety, the environment or to pollutants, contamination, wastes or chemicals or any Hazardous Substance (as defined below) ("ENVIRONMENTAL LAWS") relating to the Issuer or any of its Subsidiaries or (ii) any alleged failure by the Issuer or any of its
Subsidiaries to have any permit, license or approval required by any Environmental Law in connection with the conduct of their businesses.

         (b) (i) Other than in compliance with all applicable Environmental Laws, neither the Issuer nor any of its Subsidiaries nor any former subsidiaries nor any entity which is a predecessor of any of the foregoing has generated, treated, stored, recycled, sold, disposed of or transported any pollutant or contaminant or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, whether or not regulated under any Environmental Law ("HAZARDOUS SUBSTANCE") and (ii) no generation, treatment, storage, recycling, transportation, disposal or Release (as defined in 42 U.S.C. ss. 9601(22)) of any Hazardous Substance has occurred at or on any property now or, to the knowledge of the Issuer, previously owned, operated or leased by the Issuer or any of its Subsidiaries or any former subsidiaries or any entity which is a predecessor of any of the foregoing.

         (c) (i) each of the Issuer and its Subsidiaries is in compliance in all material respects with all Environmental Laws and (ii) there is no material liability of or relating to the Issuer, any of its Subsidiaries, any former subsidiaries or any entity which is a predecessor of any of the foregoing, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

         SECTION 3.25. INSURANCE. The Issuer has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) in the Issuer's opinion to allow it to replace any of its material properties that might be damaged or destroyed. The Issuer has in full force and effect products liability, business interruption and errors and omissions insurance in amounts that to its best knowledge are customary for companies similarly situated.

         SECTION 3.26. COMPLIANCE WITH LAWS. Neither the Issuer nor any Subsidiary nor any person acting on its or their behalf (a) has directly or indirectly used any corporate funds for any unlawful payment to any foreign or domestic governmental or judicial officials or employees, (b) made any unlawful payment (including any bribe, rebate, pay-off, kickback or influence payment) to any person or entity, private or public, whether in the form of cash, property, services or otherwise, (c) established or maintained any fund of monies or other assets for the purposes specified in clause (a) or (b) above or made any false or fictitious entry on the books or records of the Issuer or any of its affiliates relating to any payment referred to in clause (a) or (b) above, or
(d) is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances, orders, decrees or regulations.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Issuer as follows:

         SECTION 4.01. ORGANIZATION. The Purchaser is duly organized and existing under the laws of Barbados.

         SECTION 4.02. AUTHORITY; NO OTHER ACTION. (a) The execution, delivery and performance of this Agreement and the Securityholders Agreement are within the Purchaser's powers and have been duly authorized on its part by all requisite society action.

         (b) No action by or in respect of, or filing with, any governmental authority, agency or official is required for the execution, delivery and performance by the Purchaser of this Agreement and the Securityholders Agreement, except for those which have been obtained or made.

         SECTION 4.03. NON-CONTRAVENTION. The execution, delivery and performance by the Purchaser of this Agreement and the Securityholders Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate its agreement of formation or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, which violation would (a) affect the validity of this

Agreement or the Securityholders Agreement or (b) individually or in the aggregate impair the ability of the Purchaser to perform the obligations which it has under this Agreement or the Securityholders Agreement.

         SECTION 4.04. BINDING EFFECT. This Agreement and the Securityholders Agreement have been duly executed by the Purchaser and constitute valid and binding agreements of the Purchaser.

         SECTION 4.05. NO DEFAULTS. The Purchaser is not in violation of its agreement of formation or in default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, which violation or default (i) would affect the validity of this Agreement or the Securityholders Agreement or (ii) would (individually or in the aggregate) impair the ability of the Purchaser to perform the obligations which it has under this Agreement or the Securityholders Agreement.

         SECTION 4.06. PRIVATE PLACEMENT. (a) The Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.

         (b) The Securities to be acquired by the Purchaser pursuant to this Agreement are being acquired for the Purchaser's own account and without a view to the public distribution of such Securities or any interest therein.

         (c) The Purchaser is an "Accredited Investor" as such term is defined in Regulation D.

         (d) The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities.

         (e) The Purchaser has been furnished with and has carefully read a copy of the Issuer 10-K and the Issuer 10-Q and the Exhibits and Schedules to this Agreement and has been given the opportunity to ask questions of, and receive answers from, the Issuer concerning the terms and conditions of the Securities and other related matters. The Purchaser further represents and warrants to the Issuer that the Issuer has made available to the Purchaser or its agents all documents and information relating to an investment in the Securities requested by or on behalf of the Purchaser. In evaluating the suitability of an investment in the Securities, the Purchaser has not relied upon any other representations or other information (whether oral or written) made by or on behalf of the Issuer other than as set forth in this Agreement, the Exhibits and Schedules hereto or as contemplated by the two preceding sentences. The foregoing provisions of this Section

4.04(e) shall not limit or modify the representations and warranties of the Issuer contained in this Agreement or the right of the Purchaser to rely thereon.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

         SECTION 5.01. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the Purchaser to purchase the Securities to be purchased by it hereunder is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  (a) the representations and warranties of the Issuer contained herein shall be true and correct on and as of the Closing Date;

                  (b) the Issuer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

                  (c) the Securityholders Agreement shall have been executed and delivered by the parties thereto other than the Purchaser, the conditions to effectiveness of the Securityholders Agreement of each of the parties thereto other than the Purchaser shall have been satisfied and, assuming due execution and delivery by the Purchaser, the Securityholders Agreement shall be in full force and effect;

                  (d) the Purchaser shall have received a certificate dated the Closing Date signed by an executive officer of the Issuer to the effect set forth in subsections (a), (b), (e) and (g) of this Section 5.01;

                  (e) the Issuer shall have obtained any and all consents, waivers or Permits necessary for the consummation of the transactions contemplated hereby;

                  (f) the Purchaser's purchase of and payment for the Securities shall not be prohibited by any applicable law, court order or governmental regulation or any contract, agreement, document or other instrument by which the Purchaser is bound;

                  (g) as of the date of the Closing, there shall not have occurred and be continuing a Change of Control;

                  (h)  the   Purchaser   shall  have   received   duly  executed
         certificates   representing  the  Securities  being  purchased  by  the
         Purchaser pursuant hereto;

                  (i) the Purchaser shall have received opinions from O'Neill & Issuer, Canadian counsel to the Issuer, Olshan, Grundman Frome & Rosenzweig LLP, special U.S. counsel to the Issuer and the general counsel of the Issuer dated the Closing Date and substantially in the forms of Exhibits C-1, C-2 and C-3, respectively, hereto;

                  (j) the Amendment to the Articles shall have been duly adopted and filed with the Director under the Canada Business Corporations Act and shall be in full force and effect; and

                  (k) the Purchaser shall have received all documents and legal opinions reasonably requested by its counsel relating to the existence of the Issuer, the corporate authority for entering into, and the validity of, this Agreement and any other matters relevant hereto and thereto, all in form and substance reasonably satisfactory to such counsel.

         SECTION 5.02. CONDITIONS TO ISSUER'S OBLIGATIONS. The obligations of the Issuer to issue and sell the Securities to the Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                  (a) the representations and warranties of the Purchaser contained herein shall be true and correct on and as of the Closing Date;

                  (b) the Purchaser shall have performed and complied with all agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date; and

                  (c) the Purchaser's purchase of and payment for the Securities shall not be prohibited by any applicable law, court order or governmental regulation or contract, agreement, document or other instrument by which the Purchaser is bound.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature page hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective
(i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate electronic confirmation is received or, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (iii) if given by any other means, when delivered at the address specified in this Section 6.01.

         SECTION 6.02. NO WAIVERS; AMENDMENTS. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

         SECTION 6.03. INDEMNIFICATION. (a) The Issuer hereby agrees to indemnify and hold harmless the Purchaser, Morgan Stanley Group, Inc. and its Subsidiaries, and each Person, if any, who controls any of them within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, officers, agents and employees (each, an "INDEMNIFIED PERSON") from and against and to pay any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) ("DAMAGES") to which such Indemnified Person may become subject as the result of any misrepresentation, breach of warranty or covenant made or to be performed on the part of the Issuer under this Agreement, the Securityholders Agreement, the Securities or otherwise resulting from any claim or proceeding arising out of the matters or transactions which are the subject of or contemplated by this Agreement or any instrument or agreement referred to herein (including, without limitation, (i) the execution, delivery and performance of this Agreement, the Securityholders Agreement and the Securities and (ii) any use made or proposed to be made by the Issuer of the proceeds from the sale of the Securities) and will reimburse any Indemnified Person for all expenses (including reasonable counsel and expert fees) as they are incurred by any such Indemnified Person in connection with any such misrepresentation or breach of warranty or covenant or investigating, preparing or defending any such action or proceeding, whether pending or threatened, and whether or not such Indemnified Person is a party hereto.

         (b) The Purchaser hereby agrees to indemnify and hold harmless the Issuer, its Subsidiaries and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, officers, agents and employees (each, an "ISSUER INDEMNIFIED PERSON") from any and all Damages incurred or suffered by an Issuer Indemnified Person arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement or the Securityholders Agreement.

         (c) The party seeking indemnification under paragraph (a) or (b) above (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section (a) or (b) for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

         SECTION  6.04.   SURVIVAL  OF  PROVISIONS.   The   representations  and
warranties, covenants and agreements contained in this Agreement shall survive so long as any of the Securities remain outstanding.

         SECTION 6.05. EXPENSES; DOCUMENTARY TAXES. The Issuer shall pay all reasonable out-of-pocket expenses of the Purchaser, including reasonable fees and disbursements of the Purchaser's United States, Canadian and Barbadian counsel and consultants, in connection with the preparation of this Agreement, the Securityholders Agreement, the Securities, any amendments thereto and the transactions contemplated hereby and all matters related thereto (including any subsequent restructuring or reorganization of the Issuer or any of its Subsidiaries or any of the Securities). In addition, the Issuer shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Securityholders Agreement, or the issuance of the Securities or Common Shares issuable upon the conversion of the Series A Preference Shares (other than any such taxes payable in connection with the transfer of any outstanding securities and the issuance by the Issuer of new certificates representing such securities in the name of the transferee at the request of the transferor).

         SECTION 6.06. SUCCESSORS AND ASSIGNS. The Purchaser may assign its rights and obligations hereunder with the prior written consent of the Issuer. This Agreement shall be binding upon the Issuer and the Purchaser and their respective permitted successors and assigns.

         SECTION 6.07. NEW YORK LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

         SECTION 6.08. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other hereto.

         SECTION 6.09. ENTIRE AGREEMENT. This Agreement, the Securityholders Agreement (including the Consent to Jurisdiction provision contained in Section
6.14 of such Agreement), the Securities and the Articles constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

         SECTION 6.10. AMENDMENT OF SERIES A PREFERRED SHARES. The parties agree that as soon as possible after the Closing they will take all actions necessary to amend the terms of the Series A Preference Shares by inserting the language "the third Business Day after" after the first three words of Section 8(f)(i) of the terms of the Series A Preference Shares.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    GST TELECOMMUNICATIONS, INC.

                                    By /s/ John Warta
                                       ---------------------------
                                    Name:  John Warta
                                    Title: Chief Executive Officer


                                    By /s/ Stephen Irwin
                                       ---------------------------
                                    Name:  Stephen Irwin
                                    Title: Vice Chairman

                                    Address:    4317 N.E. Thurston Way
                                                Vancouver, Washington 98662

                                    Telephone: (360) 254-4700
                                    Telecopier:(360) 944-4578

                                    OCEAN HORIZON SRL


                                     By /s/ Hafiz Khan
                                       ---------------------------
                                    Name:  Hafiz Khan
                                    Title: Manager
                                    Address: P.O. Box 261,
                                             Bay Street
                                             Bridgetown, Barbados

                                     Telephone: (246) 430-3800
                                     Telecopier:(246) 435-2079

                                       Aggregate
                                       Purchase
Securities                             Price
----------                             ----------

500 Series A                           $48,750,000
Preference Shares
$50,000,000 Face Amount

                                                                     EXHIBIT C-1
                                                                     -----------

                       [Form of Canadian counsel opinion]

1. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has all corporate powers and all governmental licenses, authorizations, consents, approvals and permits required to carry on its business as conducted to date and as proposed to be conducted. Each of the Issuer's Subsidiaries incorporated under the laws of Canada or a province thereof, is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power required to carry on its business as conducted to date and as proposed to be conducted. Each of the Issuer's Subsidiaries has all material governmental licenses, authorizations, consents, approvals and permits, in each case, required to carry on its business as conducted to date and as proposed to be conducted. All of the foregoing licenses, authorizations, consents, approvals and permits of the Issuer and its Subsidiaries ("PERMITS") are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by the Purchase Agreement, the Securityholders Agreement or the Securities, and there has been no notification to the Issuer or any Subsidiary that any party to, or issuer of, any such Permit intends to cancel or not renew such Permit beyond its expiration date as in effect on the date hereof.

2. The execution, delivery and performance by the Issuer of each of the Purchase Agreement and the Securityholders Agreement and the issuance, delivery and performance by the Issuer of the Securities are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the Amendment to the Articles pursuant to the Canada Business Corporations Act) and do not (a) contravene or constitute a default under or violation of any provision of applicable law or regulation, judgment, injunction, order or decree binding upon or applicable to the Issuer or any of its Subsidiaries, (b) contravene or constitute a default under the Articles or Bylaws or the Articles or bylaws of any Subsidiary of the Issuer, (c) require any consent, approval or other action by any other Person or constitute a default under or violation of or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Issuer or any Subsidiary or to a loss of any benefit to which the Issuer or any Subsidiary is entitled under any material agreement or other instrument binding upon the Issuer or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Issuer or any of its Subsidiaries. Neither the Issuer nor any of its Subsidiaries is party to any agreement or subject to any law or regulation, judgment, injunction, order or decree which limits the ability of the Issuer to issue and sell its capital shares or to use the proceeds of such sales and sales of capital shares of Subsidiaries (to the extent that the sale of capital shares of such Subsidiaries is not prohibited) to redeem the Series A Preference Shares. The issuance of the Securities will not cause an adjustment to the number of Common Shares which are issuable pursuant to any outstanding warrant, right, option or commitment to issue Common Shares or any security convertible into or exchangeable for Common Shares.

3. The Purchase Agreement, the Securityholders Agreement and the Securities have been executed and delivered by the Issuer and constitute valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization and other similar laws of general applicability affecting creditors' rights and
         (b) as to the remedy of specific performance and injunctive and other forms of equitable relief, whether sought in a court of law or in equity, certain equitable defenses and the discretion of the court before which they are being brought, and except that we express no opinion of the enforceability of the indemnification and contribution provisions contained in the Securityholders Agreement.

4. The Common Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any preemptive or similar rights. The Common Shares to be issued upon conversion of the Series A Preference Shares have been duly authorized and reserved for issuance.

5. The Series A Preference Shares purchased by the Purchaser under the Purchase Agreement are, and the Common Shares to be issued upon the conversion of such Series A Preference Shares, when issued, sold and delivered in accordance with the terms thereof will be, duly authorized and validly issued, fully paid and non-assessable and free and clear of any pre-emptive or similar rights.

6. There is no action, suit or proceeding pending or, to the best of my knowledge, threatened against or affecting the Issuer or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision that could (individually or in aggregate) result in a Material Adverse Effect or result in any material change in the current equity ownership of the Issuer, or which in any manner draws into question the validity of the Purchase Agreement, the Securityholders Agreement, the Securities or any of the transactions contemplated thereby.

7. The Issuer is not in violation of its Articles or Bylaws nor in default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, which violation or default (a) would affect the validity of the Purchase Agreement, the Securityholders Agreement or the Securities, (b) would (individually or in the aggregate) impair the ability of the Issuer to perform in any material respect its obligations which it has under the Purchase

         Agreement, the Securityholders Agreement or the Securities, or (c) could have, or could reasonably be expected to have, a Material Adverse Effect. The Issuer is not subject to any law or regulation limiting its ability to issue and perform its obligations under the terms of the Securities.

8. Assuming the accuracy of the representations set forth in Article IV of the Purchase Agreement, the offer, sale and issuance of the Series A Preference Shares to the Purchaser at the Closing are not in breach of any securities laws of the provinces of Canada; PROVIDED that we express no opinion with respect to any securities laws of the United States, securities or Blue Sky laws of the various states of the United States or the securities laws of any jurisdiction other than Canada. All of the Series A Common Shares have been admitted to listing on the Vancouver Stock Exchange, subject to official notice of issuance.

                                                                     EXHIBIT C-2
                                                                     -----------

                          [Form of US counsel opinion]

1. Each of the Issuer's Subsidiaries incorporated under the laws of a state of the United States is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Issuer's Subsidiaries incorporated under the laws of a state of the United States has all corporate powers.

2. The execution, delivery and performance by the Issuer of each of the Purchase Agreement and the Securityholders Agreement and the issuance, delivery and performance by the Issuer of the Securities, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the Amendment to the Articles with the Director, Corporations Branch, Industry Canada and do not (a) contravene or constitute a default under or violation of any provision of applicable law or regulation, judgment, injunction, order or decree binding upon or applicable to the Issuer or any of its Subsidiaries, (b) contravene or constitute a default under the Articles or Bylaws or the Articles or bylaws of any Subsidiary of the Issuer,
         (c) require any consent, approval or other action by any other Person or constitute a default under or violation of or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Issuer or any Subsidiary or to a loss of any benefit to which the Issuer or any Subsidiary is entitled under any material agreement or other instrument binding upon the Issuer or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of the Issuer or any of its Subsidiaries. Neither the Issuer nor any of its Subsidiaries is party to any agreement or subject to any law or regulation, judgment, injunction, order or decree which limits the ability of the Issuer to issue and sell shares of its capital shares or to use the proceeds of such sales and sales of capital shares of Subsidiaries (to the extent that the sale of capital shares of such Subsidiaries is not prohibited) to redeem the Series A Preference Shares. The issuance of the Securities will not cause an adjustment to the number of Common Shares which are issuable pursuant to any outstanding warrant, right, option or commitment to issue Common Shares or any security convertible into or exchangeable for Common Shares.

3. The Purchase Agreement, the Securityholders Agreement and the Securities have been executed and delivered by the Issuer and constitute valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization and other similar laws of general applicability affecting creditors' rights and
         (b) as to the remedy of specific performance and injunctive and other forms of equitable relief, whether sought in a court of law or in equity, certain equitable defenses and the discretion of the court before which they are being brought, and except that we express no opinion of the enforceability of the indemnification and contribution provisions contained in the Securityholders Agreement.

4. To our knowledge, after due inquiry, there is no action, suit or proceeding pending or, threatened against or affecting the Issuer or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision that could (individually or in aggregate) result in a Material Adverse Effect or result in any material change in the current equity ownership of the Issuer, or which in any manner draws into question the validity of the Purchase Agreement, the Securityholders Agreement, the Securities or any of the transactions contemplated thereby.

5. The Issuer is not in default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, which violation or default (a) would affect the validity of the Purchase Agreement, the Securityholders Agreement or the Securities, (b) would (individually or in the aggregate) impair the ability of the Issuer to perform in any material respect its obligations which it has under the Purchase Agreement, the Securityholders Agreement or the Securities, or (c) could have, or could reasonably be expected to have, a Material Adverse Effect. The Issuer is not subject to any law or regulation limiting its ability to issue and perform its obligations under the terms of the Securities.

6. The Issuer is not, and after giving effect to the issuance and sale of Securities pursuant to the Agreement will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Issuer nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" (each within the meaning of the Public Utility Holding Company Act of 1935, as amended).

7. Assuming the accuracy of the representations set forth in Article IV of the Purchase Agreement, the offer, sale and issuance of the Series A Preference Shares to the Purchaser at the Closing are exempt from the registration requirements of the Securities Act; PROVIDED that we express no opinion with respect to any securities laws -------- of Canada or the provinces thereof, securities or Blue Sky laws of the various states of the United States or the securities laws of any jurisdiction other than the United States. A total of 4,234,208 of the Series A Common Shares have been admitted to listing on the American Stock Exchange, subject to official notice of issuance.

                                                                     EXHIBIT C-3
                                                                     -----------

                  [Form of Opinion of Issuer's General Counsel]


1. The Issuer has all material governmental licenses, authorizations, consents, approvals and permits required to carry on its business as conducted to date and as proposed to be conducted. Each of the Issuer's Subsidiaries has all material governmental licenses, authorizations, consents, approvals and permits, in each case, required to carry on its business as conducted to date and as proposed to be conducted. All of the foregoing licenses, authorizations, consents, approvals and permits, of the Issuer and its Subsidiaries (the "PERMITS") are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by the Purchase Agreement, the Securityholders Agreement or the Securities, and there has been no notification to the Issuer or any Subsidiary that any party to, or issuer of, any such Permit intends to cancel or not renew such Permit beyond its expiration date as in effect on the date hereof.

                                       3